Exhibit 4.2

EXECUTION VERSION

CIMAREX ENERGY CO.
(successor by merger to Magnum Hunter Resources, Inc.)

AND

THE SUBSIDIARY GUARANTORS NAMED HEREIN

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company)
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 13, 2005

to

INDENTURE

Dated as of March 15, 2002

9.60% Senior Notes due 2012, Series A
9.60% Senior Notes due 2012, Series B

FIRST SUPPLEMENTAL INDENTURE, dated as of June 13, 2005 (this “First Supplemental Indenture”), by and among CIMAREX ENERGY CO., a Delaware corporation (the “Successor Company”) and the successor by merger to Magnum Hunter Resources, Inc., a Nevada corporation (the “Existing Issuer”) and the “Company” under the Original Indenture (as defined below), MAGNUM HUNTER PRODUCTION, INC., a Texas corporation (“MHP”), GRUY PETROLEUM MANAGEMENT CO., a Texas corporation (“Gruy”), HUNTER GAS GATHERING, INC., a Texas corporation (“Hunter”), TRAPMAR PROPERTIES, INC., a Texas corporation (“Trapmar”), CONMAG ENERGY CORPORATION, a Texas corporation (“Conmag”), PINTAIL ENERGY, INC., a Delaware corporation (“Pintail”), PRIZE OPERATING COMPANY, a Delaware corporation (“Prize Operating”), PEC (DELAWARE), INC., a Delaware corporation (“PEC”), PRIZE ENERGY RESOURCES, L.P., a Delaware limited partnership (“Prize Energy”), OKLAHOMA GAS PROCESSING, INC., a Delaware corporation (“Oklahoma Gas,” and together with MHP, Gruy, Hunter, Trapmar, Conmag, Pintail, Prize Operating, PEC and Prize Energy, the “Existing Subsidiary Guarantors”), CIMAREX TEXAS LLC, a Colorado limited liability company (“CT LLC”), CIMAREX TEXAS L.P., a Texas limited partnership (“CT LP”), CIMAREX CALIFORNIA PIPELINE LLC, a Colorado limited liability company (“CCP”), CIMAREX ENERGY SERVICES, INC., an Oklahoma corporation (“CES”), KEY PRODUCTION COMPANY, INC., a Delaware corporation (“Key”), KEY TEXAS LLC, a Colorado limited liability company (“KT LLC”), KEY PRODUCTION TEXAS L.P., a Texas limited partnership (“KT LP”), BROCK GAS SYSTEMS & EQUIPMENT, INC., a Texas corporation (“Brock”), COLUMBUS ENERGY CORP., a Colorado corporation (“Columbus”), COLUMBUS TEXAS, INC., a Nevada corporation (“Columbus Texas”), COLUMBUS ENERGY L.P., a Texas limited partnership (“Columbus Energy”), COLUMBUS GAS SERVICES, INC., a Delaware corporation (“CGS,” and together with CT LLC, CT LP, CCP, CES, Key, KT LLC, KT LP, Brock, Columbus, Columbus Texas and Columbus Energy, the “New Subsidiary Guarantors,” and each of the New Subsidiary Guarantors, individually, a “New Subsidiary Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).  The New Subsidiary Guarantors and the Existing Subsidiary Guarantors are referred to herein collectively as the “Subsidiary Guarantors,” and each individually as a “Subsidiary Guarantor.”

RECITALS

A.                                   The Existing Issuer, the Existing Subsidiary Guarantors and the Trustee are parties to an Indenture, dated as of March 15, 2002 (the “Original Indenture”), providing for the issuance of the Existing Issuer’s 9.60% Senior Notes due 2012, Series A and 9.60% Senior Notes due 2012, Series B.

B.                                     On June 7, 2005, the Existing Issuer merged (the “CNAC Merger”) with Cimarex Nevada Acquisition Co., a Nevada corporation (“CNAC”) and a wholly-owned subsidiary of the Successor Company, with the Existing Issuer being the surviving corporation, and in connection with and upon the effectiveness of the CNAC Merger, the Existing Issuer became a wholly-owned subsidiary of the Successor Company, and the separate existence of CNAC ceased.

C.                                     On the date of this First Supplemental Indenture and simultaneously with the effectiveness of this First Supplemental Indenture, the Existing Issuer is merging (the “Successor Company Merger”) with and into the Successor Company pursuant to Section 253 of the Delaware General Corporation Law and the relevant sections of the Nevada Revised Statutes, with the Successor Company being the surviving corporation, and in connection with and upon the effectiveness of the Successor Company Merger, the separate existence of the Existing Issuer will cease.

D.                                    Pursuant to Section 5.01 of the Original Indenture, the Existing Issuer may merge with or into any Person if either (1) the Existing Issuer is the surviving or continuing corporation, or (2) the Surviving Entity (a) is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and (b) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture, and the Registration Rights Agreement on the part of the Existing Issuer to be performed or observed.

E.                                      The Successor Company desires to expressly assume, pursuant to this First Supplemental Indenture, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture, and the Registration Rights Agreement on the part of the Existing Issuer to be performed or observed.

F.                                      Pursuant to Section 4.20 of the Original Indenture, any Restricted Subsidiary of the Company that guarantees Pari Passu Indebtedness is required to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary unconditionally guarantees all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture.

G.                                     Each of the New Subsidiary Guarantors will, upon the substitution of the Successor Company as the “Company” for purposes of the Indenture and the Notes pursuant to this First Supplemental Indenture, be a Restricted Subsidiary of the Successor Company that guarantees Pari Passu Indebtedness and is required to become a Subsidiary Guarantor as provided in Section 4.20 of the Original Indenture.

H.                                    Each of the New Subsidiary Guarantors desires to unconditionally guarantee all of the Successor Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture.

I.                                         Pursuant to Section 9.01 of the Original Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend, waive or supplement the Original Indenture without notice to or consent of any Holder to, among other things, comply with Section 5.01 of the Original Indenture, and to add additional Subsidiary Guarantors in accordance with Section 4.20 of the Original Indenture.

J.                                        The Company and the Subsidiary Guarantors desire to make certain other amendments and supplements to the Original Indenture that are permitted to be made pursuant to Section 9.01 of the Original Indenture without notice to or consent of any Holder, as set forth in this First Supplemental Indenture.

SUPPLEMENTAL INDENTURE

In consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Successor Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each of the other parties to this First Supplemental Indenture and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I
DEFINITIONS

Capitalized terms that are defined in this First Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) shall have the meanings assigned to them herein.  Capitalized terms used in this First Supplemental Indenture (including without limitation in the introductory paragraph and the Recitals hereto) that are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II
ASSUMPTION AND SUBSTITUTION; AMENDMENTS

Section 2.1                                      Assumption of Obligations

The Successor Company hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Existing Issuer to be performed or observed.

Section 2.2                                      Substitution

(a)                                  In accordance with Section 5.02 of the Original Indenture, from and after the date of this First Supplemental Indenture, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Existing Issuer under the Indenture and the Notes with the same effect as if the Successor Company had been named as the “Company” therein.

(b)                                 From and after the date of this First Supplemental Indenture, the Successor Company shall for all purposes be deemed to be the “Company” as such term is defined and used in the Indenture and the Notes.

Section 2.3                                      Amendments to Definitions.

(a)                                  For all purposes of the Indenture and the Notes, Section 1.01 of the Original Indenture is hereby amended to add the definition of the following term:

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of June 13, 2005, among the Company, the Subsidiary Guarantors named therein and the Trustee.

(b)                                 For all purposes of the Indenture and the Notes, the definitions of the following terms set forth in Section 1.01 of the Original Indenture are hereby amended and restated to read in full as follows:

“Indenture” means this Indenture, as amended and supplemented by the First Supplemental Indenture, and as it may be further amended or supplemented from time to time in accordance with the terms hereof.

“Subsidiary,” with respect to any Person, means any corporation or other Person of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast (a) with respect to a corporation, in the election of directors, and (b) with respect to a Person other than a corporation, in the election of Persons serving similar functions as directors of a corporation or, if no such Persons exist, to direct the management of such Person, in each case under ordinary circumstances, shall at the time be owned, directly or indirectly, by such Person or any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

Section 2.4                                      Amendments to Section 11.02.

Section 11.02 of the Original Indenture is hereby amended to provide for the following new addresses for notices to the Company and the Trustee if to the Company:

Cimarex Energy Co.

1700 Lincoln Street

Suite 1800

Denver, Colorado 80203

Telecopier Number:  (303) 285-9299

Attention:  Chief Financial Officer

if to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor, MS NYC 60-2710

New York, New York 10005

Telecopier Number:  (212) 797-8614

Attention:  Trust & Securities Services

Section 2.5                                      Amendments to Exhibits.

Exhibits A, B, C, D and F to the Original Indenture are amended by deleting all references therein to the terms “Magnum Hunter Resources, Inc.” and “Magnum Hunter Resources, Inc., a Nevada corporation” and replacing them with the terms “Cimarex Energy Co.” and “Cimarex Energy Co., a Delaware corporation,” respectively.

ARTICLE III
ADDITION OF SUBSIDIARY GUARANTORS

Section 3.1                                      Guarantees

(a)                                  Each of the New Subsidiary Guarantors agrees that it hereby shall become a “Subsidiary Guarantor” under and for all purposes of the Indenture with all the rights and obligations of a Subsidiary Guarantor thereunder, and for that purpose and subject to Section 3.1(b) of this First Supplemental Indenture hereby, jointly and severally, unconditionally and irrevocably guarantees, on an unsecured senior basis (such guarantee is referred to herein as a “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Successor Company or the Subsidiary Guarantors to the Holders or the Trustee under the Indenture or the Notes (including amounts due the Trustee under Section 7.07 of the Indenture) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise, all in accordance with and subject to the terms and conditions of the Notes and Article Twelve of the Indenture.

(b)                                 The obligations of each New Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee of each New Subsidiary Guarantor and all of the other provisions of the Indenture pursuant to which such Guarantees relate.

(c)                                  The Guarantees are subject to release upon the terms set forth in the Indenture.

(d)                                 As used in this Section 3.1, (i) the term “Subsidiary Guarantor” has the meaning assigned to it in the Indenture, and (ii) the terms “Indenture,” “Note,” and “Notes” mean the Indenture, Note and Notes as they may be amended or supplemented from time to time, including without limitation pursuant to this First Supplemental Indenture.

(e)                                  In the event of any conflict or inconsistency between the terms of any Guarantee set forth in this First Supplemental Indenture and the provisions of the Indenture relating to the guarantees of Subsidiary Guarantors, the provisions of the Indenture shall control.

Section 3.2                                      Notations of Guaranties

Concurrently with the execution and delivery of this First Supplemental Indenture, each New Subsidiary Guarantor shall execute and deliver to the Trustee a notation of its Guarantee substantially in the form of Exhibit E to the Indenture.  Such notation shall be executed on behalf of each New Subsidiary Guarantor by either manual or facsimile signature of one Officer of each New Subsidiary Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of any Guarantee shall not be affected by the fact that the notation of such Guarantee is not affixed to any particular Note.

ARTICLE IV
CONCERNING THE TRUSTEE

Section 4.1                                      Terms and Conditions.

The Trustee accepts this First Supplemental Indenture and agrees to perform the express duties of the Trustee upon the terms and conditions set forth herein and in the Original Indenture, as modified by this First Supplemental Indenture.

Section 4.2                                      No Responsibility.

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or the Subsidiary Guarantors or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company or the Subsidiary Guarantors, as the case may be.

ARTICLE V
EFFECT OF EXECUTION AND DELIVERY

This First Supplemental Indenture shall become effective immediately upon the effectiveness of the Successor Company Merger.  Upon and after the effectiveness of the Successor Company Merger and without any further notice or action on the part of the Successor Company, any Subsidiary Guarantor, the Trustee, any Holder or any other Person, (i) the Indenture shall be deemed to be modified in accordance with the assumption, substitution and amendments set forth in Article II and the Guarantees set forth in Article III of this First Supplemental Indenture, (ii) this First Supplemental Indenture shall form a part of the Indenture for all purposes, (iii) each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby, (iv) except as expressly modified by this First Supplemental Indenture, the Original Indenture shall continue in full force and effect, (v) the Notes shall continue to be governed by the Original Indenture, as modified by this First Supplemental Indenture and

(vi) every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound by the Original Indenture, as modified by this First Supplemental Indenture.

ARTICLE VI
MISCELLANEOUS PROVISIONS

Section 6.1                                      Headings Descriptive.

The Article and Section headings in this First Supplemental Indenture are for convenience only and shall not affect the construction of this First Supplemental Indenture.

Section 6.2                                      Rights and Obligations of the Trustee.

All of the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with the same effect as if set forth herein in full.

Section 6.3                                      Successors.

All agreements by the Successor Company or any Subsidiary Guarantor in this First Supplemental Indenture shall bind its respective successors.  All agreements of the Trustee in this First Supplemental Indenture shall bind its respective successors.

Section 6.4                                      Severability.

In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions of this First Supplemental Indenture shall be enforceable to the fullest extent permitted by law.

Section 6.5                                      Duplicate Originals.

All parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 6.6                                      Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

Section 6.7                                      Conflict with TIA.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision which is required or deemed to be included in this First Supplemental Indenture by any of the provisions of the TIA, such provision or requirement of the TIA shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

SUCCESSOR COMPANY:

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

EXISTING SUBSIDIARY GUARANTORS:

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

GRUY PETROLEUM MANAGEMENT CO.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

HUNTER GAS GATHERING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

TRAPMAR PROPERTIES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CONMAG ENERGY CORPORATION

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PINTAIL ENERGY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PRIZE OPERATING COMPANY

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PEC (DELAWARE), INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

PRIZE ENERGY RESOURCES, L.P.

By: Prize Operating Company,
its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

OKLAHOMA GAS PROCESSING, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

NEW SUBSIDIARY GUARANTORS:

CIMAREX TEXAS LLC

By: Cimarex Energy Co.
its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX TEXAS L.P.

By: Cimarex Energy Co.
its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX CALIFORNIA PIPELINE LLC

By: Cimarex Energy Co.
its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX ENERGY SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY TEXAS LLC

By: Key Production Company, Inc.
its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY PRODUCTION TEXAS L.P.

By: Key Production Company, Inc.
its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

BROCK GAS SYSTEMS & EQUIPMENT, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY CORP.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS TEXAS, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY L.P.

By: Columbus Energy Corp.
its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS GAS SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Associate